LOAN AGREEMENT

This loan agreement ("Agreement") with an effective date of **October 25, 2022**, is by:

Nextridge Inc., a corporation formed under the laws of the State of New York with an address of 12 Elmwood Road, Menands, New York 12204;

ANS Advanced Networks Services, LLC, a limited liability company formed under the laws of the State of New York with an address of 12 Elmwood Road, Menands, New York 12204 (collectively with Nextridge Inc. as the "Borrower"); to

CHARGE INFRASTRUCTURE HOLDINGS, INC. (fka Charge Infrastructure, Inc.), a corporation duly organized and validly existing in accordance with the laws of the State of Delaware, having its principal executive office located at 125 Park Avenue, 25th Floor, New York, NY 10017;

CHARGE ENTERPRISES, INC., a corporation duly organized and validly existing in accordance with the laws of the State of Delaware, having its principal executive office located at 125 Park Avenue, 25th Floor, New York, NY 10017 (collectively with CHARGE INFRASTRUCTURE HOLDINGS, INC. as the "Corporate Guarantor" or "Business Guarantor" or as the "Guarantors") and

PIONEER BANK, a stock bank organized and existing under the laws of the State of New York, having its principal place of business located at 652 Albany-Shaker Road, Albany, New York 12211-0799, it successors and assigns (hereinafter called the "Lender").

WHEREAS, the Borrower has applied to the Lender for a line of credit in the amount of **$8,000,000.00** (the "Loan") which Loan is secured in part by:

a. a first security interest on all assets of Borrower described in the Security Agreement executed on even date by Borrower in favor of Lender,

b. the unconditional guaranty of the Guarantors (the "Guaranty") and other instruments of collateral security, all of which are dated even date herein and are collectively referred to as the "Loan Documents" with the above herein collectively referred to as the "Collateral".

WHEREAS, the Loan will be evidenced by a: Amended and Restated Line of Credit Promissory Note in the amount of **$8,000,000.00** (the "Note") and the Loan Documents; and

WHEREAS, the Lender is unwilling to make the Loan unless the parties hereto execute and deliver this Agreement; and

WHEREAS, the Lender is willing to make the Loan to Borrower on the terms and conditions hereinafter; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

SECTION 1.01: THE LOAN and NOTE

Subject to the terms and conditions of this Agreement, the Lender hereby agrees to provide to the Borrower, and the Borrower hereby agrees to borrow from the Lender and repay the Lender or its assigns the Loan. The obligation of the Borrower to repay the Loan shall be evidenced by the Note and which Loan will be considered to have been made on the date hereof (hereinafter known as the "Closing Date").

SECTION 1.02: TERM AND REPAYMENT

The Loan shall be repaid per the terms of the Note and shall be repaid in full on the Maturity Date as set forth within the Note.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

The Borrower and Guarantors jointly and severally represent and covenant the following:

SECTION 2.01: DULY ORGANIZED

The Borrower and Business Guarantor are duly authorized to do business in the State of New York and have the ability to make the payments under the Loan. The Borrower and Business Guarantor have the power, authority and legal capacity to enter into this Agreement and the Loan Documents.

SECTION 2.02: DULY AUTHORIZED

The making and performance by the Borrower and Guarantors of this Agreement, and the execution and delivery of the Note and Loan Documents, have all been duly authorized by all necessary action and will not violate any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to the Borrower and Guarantors will result in a breach of or constitute a default under any indenture or bank loan or credit agreement or any other agreement or instrument to which the Borrower is a party or by which its property may be bound or affected.

SECTION 2.03: LEGAL BINDING INSTRUMENTS

The Borrower and Guarantor agree that the Loan Documents signed by them shall constitute legal, valid and binding obligations.

SECTION 2.04: NO LEGAL SUITS

There are no legal actions, suits or proceedings pending or, to the knowledge of the Borrower and Guarantors, threatened against them.

SECTION 2.05: NO LEGAL AUTHORIZATION NEEDED

No authorization, consent or approval, or any formal exemption of any governmental body, regulatory authorities (federal, state or local) or mortgagee, creditor or third party is or was necessary to the valid execution and delivery by the Borrower and Guarantors of this Agreement, the Note, Guaranty or any other instrument of collateral security delivered in connection with the Loan.

SECTION 2.06: NOT IN DEFAULT

Neither the Borrower nor the Guarantors are in default of any obligation, covenant or condition contained in any note or other evidence of indebtedness or any mortgage or collateral instrument securing the same.

SECTION 2.07: TAXES ARE PAID

The Borrower and Guarantors have filed all tax returns which are required and have paid or made provision for the payment of all taxes which have or may become due pursuant to said returns or pursuant to any assessments levied against them or its personal or real property by any taxing agency, federal, state or local. No tax liability has been asserted by the Internal Revenue Service or other taxing agency, federal, state or local for taxes materially in excess of those already provided for and the Borrower and Guarantors know of no basis for any such deficiency assessment.

SECTION 2.08: NO ADVERSE CHANGE

The Borrower and Guarantors certify that there has been no adverse change since the date of Loan application in their financial condition, organization, operation, business prospects, fixed properties or personnel.

ARTICLE III
CONDITIONS OF LENDING

The obligation of the Lender to make the Loan shall be subject to the fulfillment at the time of closing of each of the following conditions:

SECTION 3.01: EXECUTION OF THE COMMITMENT LETTER

The Borrower and Guarantors shall have executed and delivered to the Lender the commitment letter dated August 8, 2022 ("Commitment Letter") the terms of which are incorporated herein by reference to the extent that said terms are not superseded by the terms herein or in the Loan Documents. The terms within the Loan Documents shall prevail in the case of any conflict.

SECTION 3.02: EXECUTION AND DELIVERY OF NOTE AND LOAN AGREEMENT

The Borrower and Guarantors shall have executed and delivered to the Lender this Agreement and the Borrower shall have executed and delivered to Lender a Note in a form satisfactory to the Lender and its Counsel.

SECTION 3.03: COLLATERAL

The Borrower and Guarantor confirm that as of the closing date the Lender has a valid **first** security interest and/or right in the Collateral.

SECTION 3.04: EXECUTION AND CERTIFICATION OF OFFICERS AND DIRECTORS

The Borrower and Guarantors shall have executed and delivered to the Lender duly executed certified copies of their resolutions authorizing the execution and delivery of this Agreement and any other instruments of collateral security in connection with the Loan. Said Resolutions shall be the resolutions of all the owners of the Borrower and Business Guarantor.

SECTION 3.05: BORROWER'S AND BUSINESS GUARANTOR'S EXISTENCE

a. **Company Existence.** The Borrower and Guarantors are duly organized, validly existing and in good standing under the laws of the jurisdiction of their formation, have the power to own their assets and to transact the business in which they are presently engaged, and are duly qualified and in good standing under the laws of each jurisdiction where its ownership or lease of property requires such qualification.

b. **Business Activities.** Unless Borrower and/or Guarantors have designated otherwise in writing, the addresses for them given above are the principal offices at which they keep their books and records including records concerning the collateral for the Loan. Borrower and Guarantors will notify Lender prior to any change in the location of their state of organization or any change in their names. Borrower and Guarantors shall do all things necessary to preserve and to keep in full force and effect their existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to them and their business activities.

c. **Authorization.** The Borrower and Guarantors have the power, authority and legal right to make, deliver and perform this Agreement, the Note and the other Loan Documents and to borrow hereunder and have taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement, the Note, and the other Loan Documents. No consent of any other and no consent, license, approval or authorization of, or registration or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, the Note or the other Loan Documents.

d. **Financial Information.** The Borrower's and Guarantor's financial statements supplied to Lender are truly and completely disclosed regarding the financial condition of them as of the date of the statement, and there has been no material adverse change in their financial condition subsequent to the date of the most recent financial statements supplied to Lender. Neither Borrower nor Business Guarantors have any material contingent obligations except as disclosed in such financial statements.

e. The Borrower and Business Guarantors are not in default in any manner in the payment or performance of any of their obligations or in the performance of any contract, agreement or other instrument to which they are a party or by which they or any of their assets may be bound, and no Default hereunder has occurred and is continuing.

SECTION 3.06: UNCONDITIONAL GUARANTEE

The Lender shall have received the duly executed Guaranty from the Guarantors.

SECTION 3.07: TITLE INSURANCE AND LIENS

N.A.

SECTION 3.08: GOVERNMENTAL APPROVAL

The Borrower and Guarantors shall have secured all necessary approvals or consents, if required, of governmental bodies having jurisdiction with respect to the assets being acquired or used as collateral for the Loan.

SECTION 3.09: APPROVAL OF OTHERS

The Borrower and Guarantors shall have secured all necessary approvals or consents if any are required with respect to this transaction by any mortgagor, creditor or other party having any financial interest in the Borrower.

SECTION 3.10: OPINION OF COUNSEL

Waived by Lender.

ARTICLE IV
AFFIRMATIVE COVENANTS

The Borrower and Guarantor, as applicable, agree to comply with the following covenants from the date hereof until the Lender has been fully repaid with interest, unless the Lender or its Assigns shall otherwise consent in writing:

SECTION 4.01: PAYMENT OF THE LOAN

To pay punctually the principal and interest on the Note according to its terms and conditions and to pay punctually any other amounts that may become due and payable to the Lender under or pursuant to the terms of this Agreement or Note.

SECTION 4.02: PAYMENT OF OTHER INDEBTEDNESS

To pay punctually the principal and interest due on any other indebtedness now or hereafter at any time owing by the Borrower or Guarantors to the Lender or any other lender.

SECTION 4.03: MAINTAIN AND INSURE PROPERTY

To at all times maintain all collateral for this Loan in such condition and repair that the Lender's security will be adequately protected. The applicable parties agree to maintain during the term of the Loan adequate hazard insurance policies covering fire and extended coverage and such other hazards as may be deemed appropriate in amounts and form sufficient to prevent the Borrower/Guarantors from becoming co-insurers, and issued by companies satisfactory to the Lender with acceptable mortgagee and/or loss payee clauses in favor of the Lender. The Borrower/Guarantors further agree, if at any time during the life of the Loan the Premises and the loan Collateral therein is declared to be within a flood hazard area, to purchase Federal Flood

Insurance if available so as to protect the Lender's interests in the Collateral. Such insurance shall be in an amount equal to the greater of: i) the amount of the Loan; ii) the maximum insurable value of the Collateral ; or iii) the maximum limit of coverage available. The Borrower/Guarantors further agree to maintain adequate liability and workmen's compensation insurance in amounts and form satisfactory to the Lender, if applicable.

SECTION 4.04: COMPLIANCE WITH STATUTES, ORDINANCES, RULES, REGULATIONS AND ORDERS

To comply with all statutes, ordinances, rules, regulations and orders of any federal, state and municipal authority or official having jurisdiction over their property; provided that the Borrower/Guarantors may contest in good faith any statutes, ordinances, rules, regulations and orders of such bodies or officials in any reasonable manner which will not, in the Lender's opinion, adversely affect its rights under this Agreement. As to any real property owned or occupied by the Borrower, or any other individual or corporate guarantor of the Borrower, the Borrower will cure any violation of any governmental requirements respecting the property, if within the Borrower's or any individual or corporate guarantor's of the Borrower, power to do so, including without limitation any laws, rules or regulations governing hazardous waste removal and cleanup or arising from an intentional or unintentional act or omission of the Borrower or any individual or corporate guarantor of the Borrower or any previous owner and/or operator of the real property, within twenty (20) days after receipt of written notice and demand from the Lender. The expenses of any environmental testing and cleanup, or fees for environmental auditors or engineers, shall be chargeable to the Borrower and shall be secured by any and all instruments of collateral security. The Borrower and any individual or corporate guarantor of the Borrower agree to indemnify and hold the Lender harmless against any loss or liability, cost or expense (including, without limitation, reasonable attorney's fees and disbursements) which the Lender may sustain as a result of or on account of any lien imposed upon any instrument of collateral security by any federal, state or local authority charged with the enforcement of environmental protection laws and regulations or by reason of the Borrower's failure, or of any individual or corporate guarantor of the Borrower, or the failure of any of the Borrower's individual or corporate guarantor's predecessors in title, or the failure of any of the Borrower's or any individual or corporate guarantor of the Borrower's (sub)tenants, to perform any of its, or their, obligations pursuant to any federal, state or local environmental protection laws and regulations. The provisions of this paragraph shall survive any transfer of any asset included in any instrument of collateral security, including a transfer after a foreclosure of real property subject to a mortgage, and delivery of the deed affecting such transfer.

SECTION 4.05: PAY ALL TAXES

The Borrower and Guarantors agree to duly pay and discharge all taxes, assessments and governmental charges upon them or against their properties prior to the date on which the penalties attach thereto. The Borrower and Guarantors will immediately advise Lender if they become aware that there are any past due taxes at the Premises. The Lender reserves the right to add the Premises to its tax service.

SECTION 4.06: PROVIDE ADDITIONAL EQUITY

N.A.

SECTION 4.07: MAINTAIN EXISTENCE

The Borrower and Guarantors agree to maintain their existence, rights, privileges and franchises, and to remain in good standing under the laws of each state in which they were formed and operate.

SECTION 4.08: PROVIDE FINANCIAL INFORMATION

In addition to the financial covenants set forth below, the Borrower and Guarantors agree to maintain adequate records and books of account, in which complete entries will be made reflecting all of its business and financial transactions, such entries to be made in accordance with generally accepted principles of good accounting practice consistently applied in the case of financial transactions.

Borrower and Guarantors further agree to provide information, and execute and deliver any and all additional documents and instruments as may be reasonably requested by the Lender, its assigns or counsel. They also agree to provide the Lender with the contact information, to include name, address, phone number and e-mail address of their certified public accountant and further authorize said certified public accountant to furnish and release to the Lender all of the financial information required by this Agreement to be provided to the Lender.

SECTION 4.09: RIGHT TO INSPECTION

The Borrower and Guarantors agree to grant the Lender, until the Note has been fully repaid with interest, the right at all reasonable hours to inspect and conduct an audit of the books of the Borrower and Guarantors and to inspect the Collateral; and the Borrower and Guarantors further agree to provide the Lender free access to the Collateral for the purpose of such inspection to conduct a financial analysis and to determine the condition of the collateral property for the Loan.

SECTION 4.10: NULL AND VOID COVENANTS

The parties agree that, in the event that any provision of this Agreement or any other instrument executed at closing or the application thereof to any person or circumstances shall be declared null and void, invalid, or held for any reason to be unenforceable by a court of competent jurisdiction, the remainder of such agreement shall nevertheless remain in full force and effect, and to this end, the provisions of all covenants, conditions and agreements described herein are deemed separate.

SECTION 4.11: EXPENSES AND COSTS

The Borrower agrees to pay all fees, expenses and charges in respect to the Loan, or its making or transfer to the Lender in any way connected therewith including, but not limited to, the fees and out-of-pocket expenses of local counsel employed by the Lender, title insurance and survey costs, recording and filing fees, documentary stamp and any other taxes, fees and expenses payable in connection with this transaction and with the enforcement of this Agreement, the Note, the Security Agreement or any other instrument of collateral security delivered in connection with the Loan.

SECTION 4.12: NOTICE OF DEFAULT

The Borrower agrees to give written notice to the Lender of any event, within fifteen (15) days of the event, which constitutes an Event of Default under this Agreement as described in

Article VI herein or that would, with notice or lapse of time or both, constitute an Event of Default under this Agreement.

SECTION 4.13: INDEMNIFICATION

The Borrower agrees to indemnify and save the Lender or its Assigns harmless against any and all liability with respect to, or resulting from, any delay in discharging any obligation of the Borrower beyond applicable notice and grace periods.

SECTION 4.14: EXPENSES OF COLLECTION OR ENFORCEMENT

The Borrower agrees that if at any time the Borrower defaults on any provision of this Agreement, the Note, or any other instrument of collateral security delivered in connection with the Loan, the Borrower will pay the Lender or its assigns, in addition to any other amounts that may be due from the Borrower, an amount equal to the costs and expenses of collection, enforcement or correction or waiver of the default incurred by the Lender or its assigns in such collection, enforcement, correction or waiver of default, including but not limited to court costs and reasonable attorney fees. This provision is equally applicable to the Guarantors.

SECTION 4.15: INSURANCE

Borrower shall maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower's properties and operations, in form, amounts, and coverages and with insurance companies acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrower or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Borrower will provide Lender with such lender's loss payable or other endorsements as Lender may require.

Borrower shall furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. Borrower shall pay the cost of such appraisal.

SECTION 4.16: ADDITIONAL COVENANTS: Borrower and any guarantor shall comply with the following:

a. **Taxes, Charges and Liens.** Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's properties, income, or profits. Provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be

contested in good faith by appropriate proceedings, and (2) Borrower shall have established on Borrower's books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

b. **Performance.** Pay and discharge, at or before maturity, all of Borrower's obligations and liabilities, including without limitation tax liabilities, except where the same may be contested in good faith, and will maintain in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the other Loan Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender immediately in writing of any default in connection with any agreement.

c. **Operations.** Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner. Continue to engage in business of the same general type as now conducted by the Borrower and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain its rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing herein contained shall prevent the Borrower from discontinuing a part of its business which is not a substantial part of the business of the Borrower, if such discontinuance is in the opinion of the Board of Directors of the Borrower in the interest of the Borrower and not disadvantageous to Lender.

d. **Environmental Studies. N.A.**

e. **Compliance with Governmental Requirements.** Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of Borrower's properties, businesses and operations, including any retirement plan or other benefit plan made available to Borrower's employees, and to the use or occupancy of the Collateral, including without limitation, the Americans with Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests in the Collateral are not jeopardized. Lender may require Borrower to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest.

ARTICLE V
ENVIRONMENTAL COVENANTS

RESERVED

ARTICLE VI
NEGATIVE COVENANTS

The Borrower and Guarantors covenant and agree that, from the date hereof until payment in full of the Note, unless the Lender or its Assigns shall otherwise consent in writing, they will not enter into any agreement or other commitment, the performance of which would constitute a breach of any of the covenants contained in this Agreement including, but not limited to the following covenants:

SECTION 6.01: ENCUMBER THE COLLATERAL

They will neither create nor suffer to exist any mortgage, pledge, lien, charge or encumbrance, including liens arising from judgments on the Collateral except as permitted in writing by the Lender.

SECTION 6.02: CHANGE OF OWNERSHIP/ALTER EGO

They will not permit, without the written permission of the Lender, any change in the ownership structure, ownership percentage, control or operation of the Borrower or any business guarantor, including, but not limited to: i) merger into or consolidation with any other person, firm or corporation; ii) issuance of any membership interest in the Borrower or any business guarantor, or issuance of any shares of its capital stock; iii) change in nature of their business as carried on as of the date hereof; and iv) substantial distribution, liquidation or other disposal of assets.

ARTICLE VII
EVENTS OF DEFAULT AND REMEDIES

The entire unpaid principal of the Note, and the interest then accrued thereon, shall become and be immediately due and payable upon the written demand of the Lender or its Assigns, without any other notice or demand or any kind of any presentment or protest, if any one of the following events (hereinafter an "Event of Default") shall occur and be continuing at the time of such demand, whether voluntarily or involuntarily, or without limitation, occurring or brought about by operation of law or pursuant to or in compliance with any judgment, decree or order or any court or any order, rules or regulations or any administrative or governmental body; provided, however, that such sum shall not be then payable if the Borrower's payments have been waived, or the time for making the Borrower's payments has been extended by the Lender. The events of default set forth within the Note signed by the Borrower are incorporated herein by reference. Notwithstanding the forgoing, pursuant to the Note the Loan is "on demand" and thus Lender may call the loan at any time for any reason or no reason at all subject to any applicable grace periods.

SECTION 7.01: NON-PAYMENT OF LOAN

If the Borrower shall fail to make payment when due of any installment of principal on the Note, or interest accrued thereon, whether it be a monthly payment or the final payment due at the maturity of the Loan.

SECTION 7.02: CROSS DEFAULT

Borrower and Guarantors hereby agree that this Loan Agreement shall be cross-defaulted and cross-collateralized with all loan facilities by and between the Borrower and Lender, as the same may be amended, restated or replaced from time-to-time. Any default by Borrower under any such facility, or any agreement related thereto, shall be deemed to be a default under each and every other agreement and loan facility between Lender and Borrower. Lender's failure to declare a cross-default against a loan by a subsidiary or affiliate of Borrower shall not constitute a waiver of Lender's right to declare a cross default at any time under a loan facility to a subsidiary or an affiliate as a result of Borrower's original or subsequent default under this Agreement. Similarly, without waiving any right to proceed against Borrower hereunder for a default, Lender may elect to proceed first against a subsidiary or an affiliate of Borrower if such subsidiary or affiliate has entered into a loan facility permitting cross defaults and cross collateralization.

SECTION 7.03: INCORRECT REPRESENTATION OR WARRANTY

Any representation or warranty contained in or made in connection with the execution and delivery of this Agreement, or in any certificate furnished pursuant hereto, shall prove to have been incorrect when made in any material respect.

SECTION 7.04: DEFAULT IN COVENANTS

The Borrower shall be in default in the performance of any other term, covenant or agreement contained in this Agreement, or any agreement or instrument referred to in this Agreement including, but not limited to the Note, and such default shall continue unremedied after either: i) it becomes known to the Borrower, or ii) written notice thereof shall have been given to the Borrower by the Lender, or its assigns.

SECTION 7.05: VOLUNTARY INSOLVENCY

If the Borrower or any Guarantor shall become insolvent or shall cease to pay their debts as they mature, or shall voluntarily file a petition seeking reorganization of or the appointment of a receiver, trustee or liquidation for it or a substantial portion of its assets or to effect a plan of other arrangement with creditors, or shall be adjudicated bankrupt, or shall make a voluntary assignment for the benefit of creditors.

SECTION 7.06: INVOLUNTARY INSOLVENCY

If an involuntary petition shall be filed against the Borrower or any Guarantor under any bankruptcy, insolvency or similar law or seeking the reorganization of or the appointment of any receiver, trustee or liquidator for the Borrower or any Guarantor or of a substantial part of the property of the Borrower or any Guarantor, or a writ or warrant of attachment or similar process shall be issued against a substantial part of the property of the Borrower or any Guarantor, and such petition shall not be dismissed, or such writ or warrant of attachment or similar process shall not be released or bonded, within ninety (90) days after filing or levy.

SECTION 7.07: NON-COMPLIANCE WITH LOAN DOCUMENTS

Should Borrower or any Guarantor fail to comply with any condition or requirement in any loan document signed in conjunction with the Loan said failure shall constitute an event of default under the Loan.

SECTION 7.08: MISCELLANEOUS

a. **False Statements.** Any warranty, representation or statement made or furnished to Lender by Borrower or any Guarantor or on Borrower's or any Guarantor behalf under this Agreement or the Loan Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

b. **Default In Favor of Third Parties.** Borrower or any Guarantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that, if adversely determined, may result in a materially adverse change, or Borrower's or any Guarantor ability to repay the Loans or perform their respective obligations under this Agreement or any of the Loan Documents.

c. **Defective Collateralization.** This Agreement or any of the Loan Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason, or the validity, binding effect or enforceability of any Loan Document against Borrower or any Obligor is contested by Borrower or any Guarantor.

d. **Creditor or Forfeiture Proceedings.** Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

e. **Events Affecting A Guarantor.** Any of the preceding events occurs with respect to any guarantor of any of the indebtedness under the Loan or any guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

SECTION 7.09: REMEDIES UPON AN EVENT OF DEFAULT

If any Event of Default shall occur, except where otherwise provided in this Agreement or the Loan Documents, all commitments and obligations of Lender under this Agreement or the Loan Documents or any other agreement immediately will terminate (including any obligation to make further loan advances or disbursements), and, at Lender's option, all indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Loan Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender's rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any guarantor shall not affect Lender's right to declare a default and to exercise its rights and remedies.

If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make additional loan advances or to disburse Loan proceeds if; (A) Borrower or any guarantor is in default under the terms of this Agreement or any of the Loan Documents or any other agreement that Borrower or any guarantor has with Lender; (B) Borrower or any guarantor dies or becomes incompetent and is not replaced with a reasonably suitable guarantor within 30 days or becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (C) there occurs a material adverse change in Borrower's financial condition, in the financial condition of any guarantor, or in the value of any collateral securing any Loan; or (D) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guaranty of the Loan or any other loan with Lender; or (E) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

STATUTORY LIEN. In addition to Lender's right of setoff arising by operation of law, Borrower and each Guarantor agree that all loan advances under this Agreement or the Loan Documents are secured by all shares and deposits in all joint and individual accounts Borrower or any Guarantor has with Lender now and in the future and whether evidenced by a certificate of deposit. Borrower

and each Guarantor authorizes Lender, to the extent permitted by applicable law, to apply the balance in these accounts to pay any amounts due under this Agreement when Borrower is in default under this Agreement.

ARTICLE VIII
MISCELLANEOUS

SECTION 8.01: WAIVER OF NOTICE

No failure to delay on the part of the Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No modification or waiver of any provision of this Agreement or of the Note or of any other instrument of collateral security delivered in connection with the Loan, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

SECTION 8.02: AMENDMENTS

The Borrower, each Guarantor and the Lender or its assigns, hereby expressly reserve all rights to amend any provisions of this Agreement, to consent to or waive any departure from the provisions of this Agreement, to amend or consent to or waive departure from the provision of the Note and to release or otherwise deal with any collateral security for payment of the Note provided, however, that all such amendments be in writing and executed by the Lender or its assigns and the Borrower.

SECTION 8.03: NOTICES

All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to a party hereto if mailed certified mail, return receipt requested, to the Lender and/or to the parties at the addresses set forth at the beginning of this Agreement or at such other address as any party may have designated in writing to any other party hereto. Any notices to the Borrower will be deemed as notice to the Guarantors.

SECTION 8.04: SURVIVAL OF REPRESENTATIONS AND WARRANTIES

All agreements, representations and warranties made by the Borrower and each Guarantor herein or any other document or certificate delivered to the Lender in connection with the transactions contemplated by this Agreement shall survive the delivery of this Agreement, the Note and any other instrument of collateral security delivered in connection with the Loan, and shall continue in full force and effect so long as the Note is outstanding.

SECTION 8.05: SUCCESSORS AND ASSIGNS

This Agreement shall be binding upon the parties hereto, their executors, administrators, heirs and distributees and assigns, except that the Borrower may not assign or transfer its rights without prior written consent of the Lender. This Agreement shall inure to the benefit of the

Lender, its successors and assigns and, except as otherwise expressly provided in particular provisions hereof, all subsequent holders of the Note.

SECTION 8.06: COUNTERPARTS

This Agreement and any of the other Loan Documents signed in conjunction with the loan ("Loan Documents") may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Borrower and any other signatory hereto agree that in any legal proceeding, a copy of this document and any of the other Loan Documents kept in Lender's course of business may be admitted into evidence as an original. Counterpart signature pages to this document and any of the other Loan Documents transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means will have the same effect as physical delivery of the paper document bearing an original signature.

SECTION 8.07: GOVERNING LAW AND VENUE

This Agreement, and any other instrument of collateral security delivered in connection with the Loan shall be deemed contracts made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said state.

Consent to Jurisdiction: THE PARTIES AGREE THAT ANY ACTION OR PROCEEDING TO ENFORCE OR ARISING OUT OF THIS AGREEMENT MAY BE COMMENCED IN THE SUPREME COURT OF NEW YORK IN ALBANY COUNTYOR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF NEW YORK, AND THE PARTIES WAIVE PERSONAL SERVICE OF PROCESS AND AGREE THAT A SUMMONS AND COMPLAINT COMMENCING AN ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE PROPERLY SERVED AND SHALL CONFER PERSONAL JURISDICTION IF SERVED BY REGISTERED MAIL TO BORROWER AT THE ADDRESS SPECIFIED ABOVE, OR, AS OTHERWISE PROVIDED BY THE LAWS OF THE STATE OF NEW YORK OR THE UNITED STATES.

Waiver of Jury Trial: BORROWER, ANY GUARANTOR, PLEDGOR AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER, EACH GUARANTOR, PLEDGOR AND LENDER MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS DOCUMENT OR THE TRANSACTIONS RELATED HERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. BORROWER AND ANY GUARANTOR AND PLEDGOR ACKNOWLEDGE THAT LENDER HAS BEEN INDUCED TO MAKE THE LOAN EVIDENCED HEREBY BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

SECTION 8.08: ARTICLE AND SECTION HEADINGS

Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

SECTION 8.09: AUTHORIZATION TO MAKE CORRECTIONS

The parties hereto hereby irrevocably authorize the Lender and its attorneys to make any necessary non-material and/or ministerial corrections to any of the Loan Documents so as to make said documents conform and comply with the terms set forth in the Lender's commitment letter and/or other Loan Documents.

The parties hereto hereby promise and agree that upon request by Lender, they will:

1. Reexamine and deliver documents and instruments which (a) were incorrectly prepared or signed; and/or (b) are necessary or required for accurate, complete and internally consistent documentation of the Loan;

2. Fully cooperate and correct any clerical errors in any loan documentation executed in relation to the Loan if said errors cannot be corrected by Lender's counsel;

3. Execute and deliver standard form loan documents and instruments which should have been signed by Borrower as required by the Lender's credit approval and/or Commitment Letter; and

4. Deliver evidence and documentation necessary or required to show compliance with the terms and conditions contained in any documentation between Borrower and Lender.

The parties will fully cooperate and comply with all requests by Lender pursuant hereto within five (5) business days of request. Failure to comply with the obligations set forth herein may constitute, at Lender's discretion, a default under the note and shall entitle Lender to the remedies available under the terms of such loan documents.

SECTION 8.10: INDEMNIFICATION PROVISIONS: Reserved

SECTION 8.11: MODIFICATIONS TO NO EFFECT

The liability of the Borrower and each Guarantor to the Lender and each Indemnitee hereunder shall in no way be limited, abridged, impaired or otherwise affected by (i) any amendment or modification of the Loan Documents by or for the benefit of the Borrower or any subsequent owner of the Collateral, (ii) any extensions of time for payment or performance required by any of the Loan Documents, (iii) the release of the Borrower, any Guarantor of the Loan or any other person from the performance or observance of any of the agreements, covenants, terms or conditions contained in any of the agreements, covenants, terms or provisions of the Loan Documents, (iv) any exculpatory provision contained in any of the Loan Documents limiting the Lender's recourse to property encumbered by the Security Agreement or to any other security or limiting the Lender's rights to a deficiency judgment against the Borrower, (v) Intentionally Deleted, (vi) Intentionally Deleted, (vii) the sale, assignment or foreclosure of the Note or the mortgage, (viii) Intentionally Deleted, (ix) the dissolution or liquidation of the Borrower or guarantor, (x) the death or legal incapacity of any borrower or guarantor, (xi) the release or discharge, in whole or in part, of any borrower or guarantor in any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding or (xii) any other circumstances which might otherwise constitute a legal or equitable release or discharge, in whole or in part, of the Borrower or any Guarantor under the Loan Documents or under this

Agreement. The indemnification provisions contained herein are wholly independent of and in addition to any indemnification agreement heretofore given to the Lender or any other Indemnitee as part of the application process for the Loan.

SECTION 8.12: SEVERABILITY.

If a court of competent jurisdiction finds any provision of this Agreement or any other Loan Document to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement and/or Loan Document, as applicable. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement or Loan Document shall not affect the legality, validity or enforceability of any other provision of this Agreement or Loan Document.

SECTION 8.13: GUARANTOR'S AGREEMENT TO BE BOUND

Reserved

SECTION 8.14: OTHER ONGOING LOAN CONDITIONS:

The making of this Loan is conditioned upon the following ongoing conditions.

- Annual submission of Financial Statements within 120 days of calendar year end for Nextridge, Inc. and ANS Advance Network Services, LLC.

- Monthly submission of a borrowing base certificate, verifying that the line of credit is in compliance with the following terms: the total unpaid principal outstanding on the line cannot exceed the lesser of: (i) the Line of Credit Limit or (ii) 70% of eligible account receivables aged less than 90-days (excluding intercompany receivables) for Nextridge, Inc. and ANS Advanced Network Services, LLC, plus 50% of Work in Progress (net amount of Over Billings and Under Billings) for ANS Advanced Network Services, LLC. In addition, monthly submission of AR aging report and WIP report for Nextridge Inc. and ANS Advanced Network Services, LLC.

- Quarterly submission of Nextridge, Inc. and ANS Advance Network Services, LLC balance sheet, P&L statement, and Accounts Payable aging report.

- Within 120 days of FYE or when published as per the SEC reporting requirements for publically traded companies, Charge Enterprises, Inc. will provide financial statements annually acceptable to the Bank. The 10K will include Audited Consolidated financial statements on Charge Enterprises, Inc. and Subsidiaries.

- Quarterly submission of a company prepared liquidity statement for Charge Enterprises, Inc.

- Restricted Payments – The Borrowers are restricted from making any related party loans or distributions to its parent company or any affiliates which would result in violation of their minimum debt service coverage ratio requirements.

- Production of such other information and documentation as requested by the Lender.
- Until the loan is paid in full, the Borrower shall not, without the prior written consent of the Bank, create, effect, consent to, attempt, contract for, agree to make, suffer or permit any conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest, encumbrance or alienation of its assets.
- There being no material adverse change in Borrower's and any Guarantor's financial condition.

SECTION 8.15: Financial Covenants:

The following covenants will be measured on a combined basis for Nextridge, Inc. and ANS at each FYE, beginning with FYE 2022, with Consolidating Financial Statements:

- Minimum Debt Service Coverage Ratio ("DSCR") of 1.20:1 to be measured at year end. The DSCR is calculated as net income plus depreciation, amortization and interest expense less distributions divided by the prior year current portion of long term debt and interest expense paid on all debts, adjusting for non-cash and nonrecurring income or expense items.
- Maximum Debt/Tangible Net Worth ("TNW") of 3.00:1 to be measured at year end. The Debt to TNW is calculated as total liabilities divided by tangible net worth less all intercompany and related party receivables and notes.

SECTION 8.16: Advances

Advances under the line of credit are formula based, limited to 70% of Eligible Accounts (as defined within the Note) receivable, less 90 days (excluding intercompany receivables) plus 50% of the company's work in progress. A monthly borrowing base certificate is required, accompanied by an accounts receivable aging and a work in progress report. In addition, the company is required to provide quarterly interims; balance sheet and profit and loss statements. The line is tied to a sweep account with the Lender.

Failure to comply with any of the above conditions will be deemed an event of default under the loan. If there are any conflicts within the conditions set forth above and any others within this agreement or any of the other loan documentation, the terms of the conditions above shall prevail.

SIGNATURES ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties have caused this Loan Agreement to be duly executed as of the day and year first above written.

BORROWER: **Nextridge Inc.**

By:____________________________
Name: Paul Fettuccia
Title: President and CEO

ANS Advanced Network Services, LLC

By: Nextridge Inc., its sole member

By:____________________________
Name: Paul Fettuccia
Title: President and CEO

GUARANTORS: **CHARGE INFRASTRUCTURE HOLDINGS, INC.**

By: ____________________________,
Craig Denson, President

CHARGE ENTERPRISES, INC.

By: ____________________________,
Craig Denson, COO and CCO

IN WITNESS WHEREOF, the parties have caused this Loan Agreement to be duly executed as of the day and year first above written.

BORROWER: **Nextridge Inc.**

By:____________________________
Name: Paul Fettuccia
Title: President and CEO

ANS Advanced Network Services, LLC

By: Nextridge Inc., its sole member

By:____________________________
Name: Paul Fettuccia
Title: President and CEO

GUARANTORS: **CHARGE INFRASTRUCTURE HOLDINGS, INC.**

By:____________________________
Craig Denson, President

CHARGE ENTERPRISES, INC.

By:____________________________
Craig Denson, COO and CCO

IN WITNESS WHEREOF, the parties have caused this Loan Agreement to be duly executed as of the day and year first above written.

LENDER: **PIONEER BANK**

By: Tara Toomajian

Tara Toomajian
VP-Business Banking Relationship Manager